Exhibit 10.1
SECOND AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT OF
TNHC RUSSELL RANCH LLC
This Second Amendment to Limited Liability Company Agreement of TNHC RUSSELL RANCH LLC (“Amendment”) is entered into by and between TNHC LAND COMPANY LLC, a Delaware limited liability company (“TNHC”) and IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company (“IHP”) as of this 1st day of May, 2019 (the “Effective Date”).
RECITALS
A.    TNHC and IHP entered into that certain Limited Liability Company Agreement of TNHC Russell Ranch LLC, a Delaware limited liability company, dated as of May 22, 2013 (the “Original Agreement”), as amended by that certain First Amendment to Limited Liability Company Agreement dated as of August 4, 2017 (the “First Amendment” and with the Original Agreement referred to collectively as the “Agreement”). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning as provided in the Agreement.
B.    In connection with the development of the Project, the Company has incurred and expects to incur in the future, additional costs above those originally anticipated in the Approved Business Plan as set forth in the First Amendment. The Members desire to amend the Agreement to provide for the contribution of additional capital by the Members to address these increased costs, to amend the Approved Business Plan (which includes amending the Approved Project Budget) and to modify certain other provisions of the Agreement.
AGREEMENT
Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members agree as follows:
1.Approved Business Plan. This Amendment supersedes that certain Action by Written Consent of the Members of TNHC Russell Ranch LLC dated as March 27, 2019 which shall be of no further force or effect following the execution of this Amendment. The Members agree that the Approved Business Plan for the Company approved by that certain Action by Written Consent of the Members of TNHC Russell Ranch LLC dated as of August 4, 2017 is hereby deleted and that the new Approved Business Plan for the Company shall be that which is attached as Exhibit B to that certain Action by Written Consent of the Members of TNHC Russell Ranch LLC dated concurrently herewith (the “April Action”), which includes updates to the Project Costs, the Approved Project Budget, the Project Proforma, and the Critical Dates Schedule, all as defined in the First Amendment (collectively, the “Approved Business Plan”).
2.Errors or Omissions in Budget. TNHC hereby reaffirms its obligations under Section 1.05(g) of the Agreement as to the Approved Project Budget attached to the April Action.

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3.Additional Capital.
a.    Pursuant to the First Amendment, IHP’s Maximum Capital Commitment pursuant to Section 2.02(a) of the Agreement was increased from Twenty-Five Million Dollars ($25,000,000) to Fifty Million Dollars ($50,000,000) and TNHC’s Maximum Capital Commitment pursuant to Section 2.02(b) of the Agreement was increased from Thirteen Million Four Hundred Fifty Thousand Dollars ($13,450,000) to Forty-Three Million Dollars ($43,000,000). Subsequently, TNHC’s Maximum Capital Commitment was reduced to $27,000,000 in accordance with the terms of the First Amendment. Such increased amounts of IHP’s Maximum Capital Commitment and TNHC’s Maximum Capital Commitment are considered Base Capital. As of the Effective Date, IHP and TNHC have contributed all of their respective Maximum Capital Commitments.
b.    The Members hereby acknowledge and agree that Additional Capital in the aggregate amount of Twenty-Six Million Dollars ($26,000,000) is now required beyond the Maximum Capital Commitments in order for the Company to complete the remaining backbone improvements for Phase 1 of the Property and which are set forth in the Approved Project Budget (“Remaining Phase 1 Backbone Work”). The Members hereby agree that IHP and TNHC will each fund up to Thirteen Million Dollars ($13,000,000) as Additional Capital (such amounts collectively referred to herein as the “Amendment Additional Capital”). As of the Effective Date, IHP and TNHC have each already contributed Two Hundred Two Thousand Fifty-Five Dollars ($202,055) towards such costs, which sums shall be considered Amendment Additional Capital. The Amendment Additional Capital will be contributed fifty percent (50%) by IHP and fifty percent (50%) by TNHC. None of the Amendment Additional Capital will accrue a Preferred Return. The Amendment Additional Capital actually contributed to the Company will be returned in accordance with the amended Section 3.02 of the Agreement, as set forth below. The Members acknowledge that the Remaining Phase 1 Backbone Work and the Amendment Additional Capital to be funded by the Members in accordance with this Paragraph 3(b) does not include the work which will be required in connection with Phase 2 of the Property.
4.Cost Overruns. Notwithstanding anything to the contrary in the Agreement, the Members hereby acknowledge and agree that TNHC will be solely responsible for funding capital to the Company to cover all cost overruns in completing the Remaining Phase 1 Backbone Work in excess of the amounts set forth in the Approved Project Budget for the Remaining Phase 1 Backbone Work after taking into consideration any available contingency set forth in the Approved Project Budget and any then realized savings, if any, in any line items in the Approved Project Budget (such amounts referred to herein as the “TNHC Overrun Capital”). The TNHC Overrun Capital actually contributed to the Company shall not accrue a Preferred Return and will be returned in accordance with the amended Section 3.02 of the Agreement, as set forth below.
5.Distributions of Cash Flow. Section 3.02 of the Agreement shall be deleted in its entirety and the following inserted in its place:
“3.02    Distributions of Cash Flow. Except as provided elsewhere in this Agreement, cash held in the Collection Account from time to time in excess of (1) reserves withheld to fund the Unfunded SIR Amount, if applicable, and (2) such reserves as are established from time to time by the Members for anticipated

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cash disbursements that will have to be made before anticipated additional cash receipts will provide the funds therefore (the “Cash Flow”) shall be distributed to the Members as soon as it becomes available for distribution, but in no event less often than monthly by the 25th day of each calendar month, in the following order of priority:
(a)Preferred Return on Senior Capital. First, to the Members in the ratio that the accrued and unpaid Preferred Return on Senior Capital contributed by each Member bears to the aggregate of the accrued ·and unpaid Preferred Return on Senior Capital contributed by both Members, until and to the extent required to reduce each Member’s accrued and unpaid Preferred Return on all such Senior Capital to zero (0).
(b)Senior Capital. Next, to each Member as a reduction of its Unrecovered Capital Account in the ratio that the Senior Capital contributed by each Member bears to the aggregate of the Senior Capital contributed by both Members, until and to the extent required to reduce each Member’s Senior Capital to zero (0).
(c)Amendment Additional Capital. Next, to each Member as a reduction of its Unrecovered Capital Account in the ratio that the Amendment Additional Capital contributed by each Member bears to the aggregate of the Amendment Additional Capital contributed by both Members, until and to the extent required to reduce each Member’s Amendment Additional Capital to zero (0).
(d)TNHC Overrun Capital. Next, to TNHC as a reduction of its Unrecovered Capital Account in the amount of the TNHC Overrun Capital contributed by TNHC, until and to the extent required to reduce TNHC’s TNHC Overrun Capital to zero (0).
(e)Base Capital Preferred Return. Next, to the Members in the ratio that the balance of the accrued and unpaid Base Capital Preferred Return of each Member bears to the aggregate of the balance of accrued and unpaid Base Capital Preferred Return of both Members, until and to the extent required to reduce each Member’s accrued and unpaid Preferred Return to zero (0).
(f)Base Capital. Next, to each Member as a reduction of its Unrecovered Capital Account in the ratio that the capital contributed (excluding Senior Capital) by each Member bears to the aggregate of the capital contributed (excluding Senior Capital) by both Members, until and to the extent required to reduce each Member’s Unrecovered Capital Account to zero (0).
(g)Profits. Thereafter, to the Members in accordance with their Percentage Interests.”
6.Second Amendment to Phase 1 Sale Agreement. Pursuant to that certain Sale Agreement and Joint Escrow Instructions dated August 10, 2017, as amended by that certain First Amendment to

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Sale Agreement and Joint Escrow Instructions dated July 31, 2018 (collectively, the “Sale Agreement”), the Company, as “Owner” agreed to sell, and THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC, a Delaware limited liability company, as “Builder”, agreed to purchase, that certain real property owned by the Company described in the Sale Agreement. The Members hereby approve the Company entering into that certain Second Amendment to Sale Agreement and Joint Escrow Instructions in the form attached hereto as Exhibit A (the “Second Amendment to Sale Agreement”), to further modify and amend the Sale Agreement on the terms and conditions set forth in the Second Amendment to Sale Agreement. The Sale Agreement, as amended by the Second Amendment to Sale Agreement provides for the delivery of the PAPA and PAPA Deed of Trust at the Closing (as those terms are defined in the Sale Agreement). The Members hereby acknowledge and agree that, provided all of the then required terms and conditions of the PAPA and PAPA Deed of Trust or of the Second Amendment to Sale Agreement have been satisfied, TNHC shall have the authority to execute on behalf of the Company a release or reconveyance of the PAPA Deed of Trust in accordance with the terms of the PAPA and PAPA Deed of Trust or of the Second Amendment to Sale Agreement without further approval or consent of IHP.
7.No Further Changes. Except as expressly modified by this Amendment, there are no other amendments or modifications to the Agreement and it shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.
8.Costs. All costs and expenses incurred by IHP and TNHC in connection with the preparation and negotiation of this Amendment shall be borne by the Company.
9.Miscellaneous. This Amendment may be executed in counterparts, each of which when taken together shall constitute one original. This Amendment shall be binding on the parties hereto and their successors and assigns.
[SIGNATURES ON FOLLOWING PAGE]

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Executed as of the date first above written.

“TNHC”	TNHC LAND COMPANY LLC, a Delaware limited liability company
By: /s/ John Stephens Name: John Stephens Its: Chief Financial Officer By: /s/ Leonard Miller Name: Leonard Miller Its: Chief Operating Officer
“IHP”
IHP CAPITAL PARTNERS VI LLC,
a Delaware limited liability company

By: Institutional Housing Partners VI L.P.,
a California limited partnership,
Its Manager

By: IHP Capital Partners,
a California corporation
Its General Partner

By: /s/ Douglas C. Neff By: /s/ Donald S. Grant

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EXHIBIT A
SECOND AMENDMENT TO SALE AGREEMENT

SECOND AMENDMENT
TO SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
This Second Amendment to Agreement Sale Agreement and Joint Escrow Instructions (“Amendment”) is executed on April ___, 2019 (“Effective Date") by TNHC RUSSELL RANCH LLC, a Delaware limited liability company (“Owner”), and THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC, a Delaware limited liability company (“Builder”) and TNHC REALTY AND CONSTRUCTION INC., a Delaware corporation (“Contractor”). Owner, Builder and Contractor are hereinafter individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

A.    The Parties entered into that certain Sale Agreement and Joint Escrow Instructions dated August 10, 2017, as amended by that certain First Amendment to Sale Agreement and Joint Escrow Instructions dated July 31, 2018 (collectively, the “Agreement”), pursuant to which Owner agreed to sell and Builder agreed to purchase certain real property described in the Agreement. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Agreement.

B.    The Parties now desire to amend the Agreement as set forth below.
Now, therefore, in consideration of good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.Profit Participation.

1.1    Pursuant to Section 1.4 of the Agreement, the Parties agreed that, in addition to the payment of the Purchase Price, at the Closing Owner and Builder would enter into that certain the Profit Participation Agreement attached to the Agreement as Exhibit “D” (the “PAPA”), and would record against the Property at the Closing the PAPA Deed of Trust (as defined in the PAPA). The Parties also agreed that, pursuant to Section 1.4 of the Agreement, if Builder elects to sell all or any portion of the Property or the Builder’s Lots (“Transferred Lots”) to another builder (“Other Builder”), prior to the closing of such sale, the Other Builder shall execute and deliver to Owner the PAPA (modified to reflect that it does not apply to the Builder’s Lots retained by Builder; deleting references to this Agreement and import of applicable defined terms from this Agreement as needed and modifications to reflect the application of “Total Costs of Sale” to the Transferred Lots consistent with Exhibit 1 to the PAPA) which shall apply only to the Transferred Lots (“Other Builder PAPA”) and upon execution of such Other Builder PAPA by the Other Builder, and the recordation of the Other PAPA Deed of Trust (as defined below) against the Transferred Lots, the Transferred Lots shall be deemed deleted from the PAPA and Builder shall have no further PAPA obligations of any kind regarding the Transferred Lots.

1.2    Notwithstanding anything to the contrary in Section 1.4 of, or elsewhere in, the Agreement, the Parties agree that if Builder, in its sole discretion, elects to sell any Transferred Lots to an Other Builder that is a third party unrelated to Builder, provided Builder enters into a contract(s) to sell Transferred Lots on or before December 31, 2019 and such sale(s) close on or before December 31, 2020, Builder will not be obligated to require such Other Builder(s)

to execute and deliver to Owner an Other Builder PAPA as to such Transferred Lots sold to an Other Builder, Owner will not require Builder to pay any participation to Owner under the PAPA for such Transferred Lots; automatically upon close of escrow for the sale of the Transferred Lots ("Transfer Escrow") the PAPA shall terminate as to such Transferred Lots and no later than the business day prior to the date scheduled for the close of the Transfer Escrow (provided Builder has notified Owner in writing at least five (5) business days in advance of the scheduled closing date of such date and the contact information and location of the Transfer Escrow) Owner will execute, acknowledge and deliver into the Transfer Escrow, in a commercially reasonable form required by the escrow holder under the Transfer Escrow, a release and reconveyance of the PAPA Deed of Trust solely as to the applicable Transferred Lots so that at the close of the Transfer Escrow the Transferred Lots shall be released from the lien of the PAPA Deed of Trust. Promptly following receipt of written request from Builder, Owner will deliver to Builder a written statement that can be delivered to one or more Other Builders confirming that the PAPA will terminate as to the Transferred Lots upon the close of escrow of Transferred Lots in accordance with this Amendment.

2.No Other Amendments. There are no amendments or modifications to the Agreement other than this Amendment. Except as specifically set forth herein, the Agreement remains unmodified and in full force and effect.

3.Conflicts. In the event of any conflict between this Amendment and the Agreement, the terms of this Amendment shall control.

4.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute a single instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

The Parties have executed this Amendment to be effective as of the Effective Date.

OWNER:	BUILDER:
TNHC RUSSELL RANCH LLC, a Delaware limited liability company	THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC, a Delaware limited liability company
By:TNHC LAND COMPANY LLC, a Delaware limited liability company, its Managing Member By: Name: Its: By: Name: Its:	By: Name: Its: By: Name: Its:
CONTRACTOR:
IHP CAPITAL PARTNERS VI, LLC,
a Delaware limited liability company,
its Member
By:Institutional Housing Partners VI L.P.,
a California limited partnership,
Its Manager
By:IHP Capital Partners,
a California corporation
Its General Partner

TNHC REALTY AND CONSTRUCTION INC.,
a Delaware corporation
By:__________________________
Its:__________________________
Name:__________________________
By:__________________________
Its:__________________________
Name:__________________________

By: By: